Exhibit 5.1

April 29, 2011

World Omni Auto Leasing LLC

190 Jim Moran Blvd.

Deerfield Beach, FL 33442

Re: Enforceability Opinion—World Omni Auto Lease Securitization Trust 2011-A

We are issuing this opinion letter in our capacity as special counsel to World Omni Auto Leasing LLC (the “Depositor”) and World Omni Financial Corp. (“World Omni”) in connection with the issuance of Offered Notes (as defined on Exhibit A hereto) by World Omni Auto Lease Securitization Trust 2011-A (the “Issuing Entity”) pursuant to an Indenture (the “Indenture”), between the Issuing Entity and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”), to be dated as of May 5, 2011 (the “Issuance Date”). Only the Offered Notes are being offered for sale in a transaction pursuant to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

We are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Offered Notes, and in order to express the opinion hereinafter stated, we have examined:

(i) a copy of the registration statement on Form S-3 (File No. 333-152253) (the “Registration Statement”) that was filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act on July 10, 2008, as amended by Pre-Effective Amendment No. 1 on August 25, 2008, and by Pre-Effective Amendment No. 2 on September 23, 2008, with respect to asset-backed notes and certificates, including the Offered Notes, to be issued and sold in series from time to time, in the form in which it became effective, including the exhibits thereto;

(ii) a copy of the preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) relating to the Offered Notes in the form filed with the Commission on April 18, 2011 pursuant to Rule 424(b)(5) under the Securities Act and the prospectus (the “Prospectus”) dated April 18, 2011 relating thereto, and a copy of the prospectus supplement (the “Final Prospectus Supplement”) relating to the Offered Notes in the form filed with the Commission on April 29, 2011 pursuant to Rule 424(b)(5) under the Securities Act and the prospectus dated April 18, 2011 relating thereto;

(iii) a copy of the Trust Agreement, dated as of February 16, 2011, between the Depositor and BNY Mellon Trust of Delaware, as owner trustee, a copy of the Agreement of Resignation, Appointment and Acceptance, dated as of March 31, 2011, among the Depositor, BNY Mellon Trust of Delaware and U.S. Bank Trust National Association, and the form of amended and restated Trust Agreement, to be dated as of the Issuance Date, between the Depositor and U.S. Bank Trust National Association, as owner trustee;

(iv) a form of the Exchange Note Servicing Supplement 2011-A to Closed-End Servicing Agreement, to be dated as of the Issuance Date, among World Omni, as servicer, World Omni LT, as titling trust, and AL Holding Corp., as collateral agent (the “Collateral Agent”);

(v) a form of the Exchange Note Sale Agreement, to be dated as of the Issuance Date, between Auto Lease Finance LLC, as seller (the “Initial Beneficiary”), and the Depositor;

(vi) a form of the Exchange Note Transfer Agreement, to be dated as of the Issuance Date, between the Depositor and the Issuing Entity;

(vii) a form of the 2011-A Exchange Note Supplement to Collateral Agency Agreement, to be dated as of the Issuance Date, among World Omni LT, as borrower, the Initial Beneficiary, the Collateral Agent and U.S. Bank National Association, as closed-end administrative agent;

(viii) a form of the Indenture;

World Omni Auto Leasing LLC

April 29, 2011

(ix) a form of the Administration Agreement, to be dated as of the Issuance Date, among the Issuing Entity, the Indenture Trustee and World Omni, as administrator; and

(x) such other documents as we have deemed necessary for the expression of the opinions contained herein.

The documents described in clauses (iii) through (ix) collectively are referred to herein as the “Transaction Documents”.

We have examined such other documents and such matters of law, including the Underwriting Agreement, dated as of the date hereof, among the Depositor, World Omni and the underwriters party thereto, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

On the basis of the foregoing and on the basis of our examination of the Depositor’s Certificate of Formation and Limited Liability Company Agreement and a review of a Certificate of the Secretary of State of the State of Delaware as to the good standing of the Depositor, it is our opinion that:

1.	The Depositor is a limited liability company validly existing and in good standing under the laws of the State of Delaware; and

2.	With respect to the Offered Notes, when, as and if (i) no stop order suspending the effectiveness of the Registration Statement has been issued, (ii) the principal amount, price, interest rate and other principal terms of such Offered Notes and the forms of the Offered Notes have been duly established and approved by the Depositor, (iii) the Transaction Documents have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, (iv) the trust certificate for the Issuing Entity has been duly executed by the Owner Trustee and timely filed with the Secretary of State of the State of Delaware, (v) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) the purchasers of the Offered Notes have paid the purchase price therefor and such Offered Notes have been duly executed and issued by the Issuing Entity and authenticated by the Indenture Trustee and sold by the Depositor, all in accordance with the terms and conditions of the Transaction Documents and in the manner described in the Registration Statement, the Offered Notes will have been duly authorized by all necessary action of the Issuing Entity, will have been legally issued and will be enforceable in accordance with their terms and entitled to the benefits of the Transaction Documents, and will be binding obligations of the Issuing Entity in accordance with their terms, except as any of the foregoing may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity.

World Omni Auto Leasing LLC

April 29, 2011

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of securities or “Blue Sky” laws of the various states to the offer or sale of the Offered Notes.

We wish to advise you that we are members of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York, the federal laws of the United States, the General Corporation Law of the State of Delaware and the Delaware Statutory Trust Act.

We hereby consent to the filing of this opinion as Exhibit 5.1 on Form 8-K in connection with the sale of the Offered Notes, the filing of our opinion of even date herewith with respect to material tax matters as Exhibit 8.1 on Form 8-K, to the reference to our firm in the Prospectus under the captions “Material Federal Income Tax Consequences” and “Legal Matters” and to the reference to our firm in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the captions “Summary of Terms,” “Material Federal Income Tax Consequences” and “Legal Matters.” In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

World Omni Auto Leasing LLC

April 29, 2011

EXHIBIT A

Offered Notes

(i) $99,210,000 aggregate principal amount of the Class A-1 Asset-Backed Notes (the “Class A-1 Notes”);

(ii) $249,050,000 aggregate principal amount of the Class A-2 Asset-Backed Notes (the “Class A-2 Notes”);

(iii) $249,450,000 aggregate principal amount of the Class A-3 Asset-Backed Notes (the “Class A-3 Notes”);

(iv) $86,660,000 aggregate principal amount of the Class A-4 Asset-Backed Notes (the “Class A-4 Notes”); and

(v) $32,390,000 aggregate principal amount of the Class B Asset-Backed Notes (the “Class B Notes”).

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes are referred to collectively herein as the “Offered Notes.”

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